UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: December 31, 2015

(Date of earliest event reported)

UNIVERSAL HOSPITAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-20086

Delaware	41-0760940
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6625 West 78th Street, Suite 300

Minneapolis, Minnesota 55439-2604

(Address of principal executive offices, including zip code)

952-893-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On December 31, 2015, Patrick Sinclair resigned from his position as Senior Vice President, Business Development of Universal Hospital Services, Inc. (the “Company”), in connection with the elimination of his position.  Mr. Sinclair’s resignation is effective December 31, 2015.

(c)                                  On January 7, 2016, Kevin Ketzel’s title was changed to President of the Company to reflect the responsibilities he has assumed at the Company.  As President, Mr. Ketzel will be responsible for all commercial selling, operations and service delivery for the Company and will continue to report to the Company’s CEO, Tom Leonard.  Mr. Ketzel previously held the position of Executive Vice President, Sales & Marketing, of the Company.

Mr. Ketzel is 47 years old.  Mr. Ketzel was appointed as Executive Vice President, Sales & Marketing of the Company effective July 27, 2015.  Prior to joining the Company, Mr. Ketzel was the Senior Vice President & General Manager of the Respiratory Technologies global business unit of CareFusion, a leading medical technology company.  Prior to that, Mr. Ketzel held general management, operational, sales and marketing leadership positions at Mediware Information Systems, Allscripts and Cerner Corporation.  Mr. Ketzel has a Bachelors degree from the University of Wisconsin.  There are no arrangements or understandings between Mr. Ketzel and any other persons pursuant to which Mr. Ketzel was selected as President.  Mr. Ketzel does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party in which the amount involved exceeds $120,000, nor has Mr. Ketzel had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

The material terms of Mr. Ketzel’s compensation arrangement with the Company include a base salary of $425,000 per year, an annual performance-based incentive award targeted at 75% of Mr. Ketzel’s base salary, and such health, life, disability and other benefits as are generally made available by the Company to its executive employees.

(e)                                  In connection with his resignation, Mr. Sinclair will be eligible to receive benefits pursuant to the Company’s Executive Severance Pay Plan (“ESPP”), which was filed as Exhibit 10.26 to the Company’s 2014 Annual Report on Form 10-K on March 23, 2015.  In addition to the benefits under the Company’s ESPP, Mr. Sinclair will be eligible to receive the incentive compensation for the fiscal year ending December 31, 2015 for which he was eligible under the Company’s executive incentive plan, to be determined and paid in accordance with the Company’s normal year-end procedure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Hospital Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2016	UNIVERSAL HOSPITAL SERVICES, INC.

	By:	/s/ James B. Pekarek
James B. Pekarek
Executive Vice President and Chief Financial Officer